Exhibit 99.1

PLP ANNOUNCES ACQUISITION OF MAXXWELD CONECTORES ELÉTRICOS LTDA

CLEVELAND, Jan. 12, 2022 /PRNewswire/ -- Preformed Line Products Company (NASDAQ: PLPC) announced today that it has acquired Maxxweld Conectores Elétricos Ltda.

Founded in 1991 and based out of Curitiba, Brazil, Maxxweld designs and manufactures substation connector systems and accessory hardware for high voltage AC systems and is a market leader in Brazil. The acquisition of Maxxweld will greatly expand PLP's operational and technical capabilities in the region while supporting its overall global substation strategy.

"The acquisition of Maxxweld further enhances the operational reach of our global substation business and brings with it a great team of talented people that will be critical for expanding our substation business in South America," stated PLP's Chief Executive Officer and President Rob Ruhlman. "The addition of Maxxweld to our global substation group will significantly expand our ability to service our utility customers throughout the region and globally."

ABOUT PLP
PLP protects the world's most critical connections by creating stronger and more reliable networks. The company's precision-engineered solutions are trusted by energy and communications providers worldwide to perform better and last longer. With locations in over 20 countries, PLP works as a united global corporation, delivering high-quality products and unparalleled service to customers around the world.

CONTACT: MEDIA RELATIONS: JOSH NELSON, MANAGER, MARKETING COMMUNICATIONS, +1 440 473 9120, JOSH.NELSON@PLP.COM